EXHIBIT 99.1

















INTEGRATED CONSULTING SERVICES, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007

                                            INTEGRATED CONSULTING SERVICES, INC.

                                                   INDEX TO FINANCIAL STATEMENTS
                                                   -----------------------------
INDEPENDENT AUDITOR'S REPORT                                                   3

FINANCIAL STATEMENTS:

   Balance Sheet as of December 31, 2007                                      4
   Statement of Operations for the Year Ended December 31, 2007               5
   Statement of Stockholders' Equity for the Year Ended December 31, 2007     6
   Statement of Cash Flows for the Year Ended December 31, 2007               7
   Notes to Financial Statements                                          8 - 10

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Integrated Consulting Services, Inc.

We have audited the accompanying balance sheet of Integrated Consulting Services, Inc. as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Consulting Services, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


McGladrey & Pullen, LLP
New York, New York
March 7, 2008



INTEGRATED CONSULTING SERVICES, INC.

 BALANCE SHEET
------------------------------------------------------

DECEMBER 31, 2007
------------------------------------------------------

ASSETS

Current Assets:
  Cash and cash equivalents                                                        $1,942,000
  Account receivable                                                                  579,000
  Inventory                                                                           352,000
  Cost and estimated earnings in excess of billings on
     uncompleted contracts                                                            136,000
  Prepaid expenses                                                                     34,000
                                                                                     ----------

                                                        TOTAL CURRENT ASSETS         3,043,000



Property and equipment
   Office equipment                                                                    230,000
   Computer equipment                                                                  222,000
   Leasehold improvements                                                               53,000
   Vehicles                                                                            171,000
                                                                                       ---------
                                                                                       676,000
Less - accumulated depreciation and amortization                                      (416,000)
                                                                                       ---------
                                                                                       260,000

Other assets                                                                            11,000
                                                                                       --------
                                                        TOTAL ASSETS                $3,314,000


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Note payable -bank                                                               $1,997,000
  Accounts payable                                                                    111,000
  Payroll taxes and withholdings payable                                               20,000
  Accrued liabilities                                                                  53,000
  Deferred warranty income                                                            247,000
                                                                                     ---------
                                                        TOTAL CURRENT LIABILITIES   2,428,000


Stockholders' Equity:
  Common stock, no par value; 1,000 shares authorized
       100 shares issued and outstanding                                                1,000

Retained earnings                                                                     885,000
                                                                                    ----------
                                                        STOCKHOLDERS' EQUITY        3,314,000

See Notes to Financial Statements


INTEGRATED CONSULTING SERVICES, INC.
STATEMENT OF OPERATIONS
----------------------------------------------

YEAR ENDED DECEMBER 31, 2007
----------------------------------------------

Revenue                                           $5,865,000

Cost of revenue                                    2,914,000
                                                  ------------
Gross profit                                       2,951,000

Operating expenses                                 1,546,000
                                                  ------------
Income from operations                             1,405,000

Interest income                                      (55,000)

Interest expense                                     151,000
                                                  ------------
Income before provision for state income taxes     1,309,000

Provision for state income taxes                      12,000
                                                   ----------
Net income                                        $1,297,000
                                                   ==========

Pro forma information (Unaudited):

Net income as above                               $1,297,000

Pro forma adjustments                                444,000
                                                  -----------


Pro forma net income                              $  853,000







                                               See Notes to Financial Statements

INTEGRATED CONSULTING SERVICES, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

YEAR ENDED DECEMBER 31, 2007
---------------------------------------------------------------------------------------


                                                   COMMON STOCK                 RETAINED
                                           SHARES          AMOUNT               EARNINGS            TOTAL

Balance at January 1, 2007                   100           $ 1,000              $ 1,360,000      $ 1,361,000

Distributions to stockholders                  -                -                (1,772,000)      (1,772,000)

Net income                                     -                -                 1,297,000        1,297,000
                                          --------         ---------           ---------------   ------------
Balance at December 31, 2007                  100          $ 1,000              $   885,000      $   886,000
                                         ====================================================================

See Notes to Financial Statements



                          INTEGRATED CONSULTING SERVICES, INC.
STATEMENT OF CASH FLOWS
----------------------------------------------------------------------

YEAR ENDED DECEMBER 31, 2007
----------------------------------------------------------------------

Cash flows from operating activities:
  Net income                                                                                                       $1,297,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                                                      79,000
    Write off of goodwill                                                                                              12,000
    Write off of fixed assets                                                                                           3,000
    Changes in operating assets and liabilities:
      Decrease in accounts receivable                                                                                 168,000
      Increase in inventory                                                                                          (225,000)
      Decrease in cost and estimated earnings in excess of billings on
           uncompleted contracts                                                                                      927,000
      Increase in prepaid expenses                                                                                     (1,000)
      Decrease in accounts payable                                                                                   (224,000)
      Decrease in accrued and withheld taxes                                                                           (7,000)
      Decrease in income taxes payable                                                                                (18,000)
      Decrease in billings in excess of cost and estimated earnings on uncompleted contracts                          (32,000)
      Increase in accrued liabilities                                                                                  22,000
      Increase in deferred warranty income                                                                            104,000
                                                                                                                    -----------
                                                                        NET CASH PROVIDED BY OPERATING ACTIVITIES   2,105,000



Cash flows used in investing activity - Purchase of fixed assets                                                      (74,000)



Cash flows from financing activities:
      Net proceeds from note payable - bank                                                                            497,000
      Repayment of stockholder loan                                                                                      5,000
      Distributions to stockholders                                                                                 (1,772,000)
                                                                                                                    -----------
                                                                        NET CASH USED IN FINANCING ACTIVITIES       (1,270,000)


Net increase in cash and cash equivalents                                                                             761,000

Cash and cash equivalents at beginning of year                                                                      1,181,000
                                                                                                                  -------------
Cash and cash equivalents at end of year                                                                           $1,942,000





SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
         Interest                                                                                                  $ 163,000
         Income taxes                                                                                              $  24,000


See Notes to Financial Statements

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS
ACTIVITY:

NATURE OF BUSINESS - Integrated Consulting Services, Inc. (the "Company") designs and manufactures combat systems and gun weapon systems, provides systems integration, production engineering, integrated logistics support and documentation control for leading defense industry prime contractors, as well as a number of U.S. Department of Defense Procurement Agencies. The Company services the Continental United States.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE - Exposure to credit risk on accounts receivable is controlled through credit approval, limits, and monetary procedures. The Company's customers are primarily large, well established, defense industry prime contractors or the United States Government. Therefore, since the Company has not experienced any significant losses over the years, it has deemed that an allowance for doubtful accounts is not necessary at this time.

INVENTORY - Inventory consists of finished goods and is stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PRODUCTION  CONTRACT  INCOME  -
 Production contract earnings are reported on the percentage-of-completion method. For projects where materials have been purchased but have not been placed in production, the costs of such materials are excluded from costs incurred for the purpose of measuring the extent of progress toward completion. The amount of earnings recognized at the financial statement date is based on an efforts expended method, which measures the degree of completion on a contract based on the amount of labor dollars incurred compared to the total labor dollars expected to complete the contract. When an ultimate loss is indicated on a contract, the entire estimated loss is recorded in the current period
Assets related to these contracts are included in current assets in the accompanying balance sheet, as they will be liquidated in the normal course of contract completion, although this may require more than one year. (See Note 2)

PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation and amortization of the respective assets are computed using the straight-line method over their estimated useful lives ranging from 3 to 10 years. Leasehold improvements are amortized using the straight-line method over the expected term of the lease or estimated useful life of the improvement, whichever is less.

DEFERRED WARRANTY INCOME - The Company generally warrants its production contracts for one year from date of delivery. The deferred warranty income is calculated as part of the total contract amount.

INCOME TAXES - The Company has elected to be treated as a small business corporation (S-corporation) under federal and state regulations. Under these provisions, the Company generally does not pay income taxes on its taxable income. Instead, the stockholders report on their personal income tax returns, their proportionate share of the Company's taxable income and tax credits.

For the year ended December 31, 2007, the Commonwealth of Kentucky's tax law was changed back to the pass-through system whereby the Company would report the state taxable income and the taxes would be paid on the stockholders' individual income tax returns. However, the Company is still responsible for the lesser of a gross receipts tax or a gross profits tax. Accordingly, currently due state income taxes will be recorded by the Company, when appropriate.

On January 1, 2007, the Company adopted Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109"("FIN 48"). This interpretation provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is "more likely that not" that the position is sustainable based on its technical merits. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. There was no impact upon the adoption of FIN 48 to the Company's financial position, results of operations or cash flows for the year ended December 31, 2007.

USE OF ESTIMATES - Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

ADVERTISING COSTS - Advertising costs are charged to operations as incurred. Advertising expense for the year ended December 31, 2007 was $20,000.

SHIPPING  AND  HANDLING  COSTS  - Shipping and handling costs for the year ended
December  31,  2007  were  $17,000.

NEW ACCOUNTING PRONOUNCEMENTS - Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted would have a material effect on the accompanying financial statements.


2.COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:


Uncompleted contracts as of December 31, 2007 consist of the following:

 Costs incurred on
   uncompleted contracts
                                              $    1,146,000
Estimated earnings                                   384,000
                                                     -------
                                                   1,530,000
Less: billings to date                             1,394,000
                                                   ---------

Cost and estimated earnings in excess
   of  billings  on  uncompleted  contracts   $      136,000
                                              ==============

3.     NOTE PAYABLE BANK:

The Company has available line of credit agreements with a bank up to a maximum of $2,000,000, which expire at various dates through January 2009. Borrowings bear interest at the bank's prime rate (7.25% at December 31, 2007) plus %. The lines of credit are secured by substantially all of the assets of the Company. Borrowings at December 31, 2007 amounted to $1,997,000. In connection with the sale of the Company this amount has been repaid. (See Note 8).

4.     COMMITMENTS:

The Company began leasing the Louisville, Kentucky office facility under a five-year non-cancelable operating lease beginning March 15, 2004. Rent expense for the year ended December 31, 2007 was $71,000.

The Company began leasing the Louisville, Kentucky manufacturing facility under a five-year non-cancelable agreement beginning April 1, 2004. Rent expense for the year ended December 31, 2007 was $52,000.

The Company began leasing the Virginia Beach, Virginia office facility under a three-year non-cancelable operating lease beginning January 1, 2006. Rent expense for the year ended December 31, 2007 was $13,000.

Future minimum lease payments are as follows:
Year Ended December 31
               2009  136,000
               2010   31,000
                    --------
             TOTAL  $167,000
                    ========

5.  CONCENTRATIONS OF CREDIT RISK:

The Company maintains cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk. Sales to two significant customers accounted for approximately 95% of the Company's sales in 2007.

6.  PROFIT SHARING PLAN:

The Company maintains an employee benefit plan under which employees may defer a portion of their annual compensation, pursuant to Section 401(k) of the Internal Revenue Code. The amount of the Company's contribution is determined at the discretion of the Board of Directors. Substantially all employees age 21 and older are eligible to participate in the plan beginning on either January 1st, April 1st, July 1st, or October 1st, immediately following completion of one year of service. For the year ended December 31, 2007, profit sharing expense was $35,000.

7. PRO FORMA TAX DISCLOSURE:


The pro forma net income in the accompanying statement of operations for the year ended December 31, 2007 includes a pro forma adjustment for income taxes on a C- Corporation basis as indicated below:

Income before provision for income taxes before
Pro forma adjustment for income taxes               $1,309,000

Pro forma provision for income taxes:
                              Federal                  368,000
                              State                     88,000
                                                        ------
Pro forma net income                                 $ 853,000
                                                     =========

Pro forma net income reflects an income tax provision for the year ended December 31, 2007 as if the Company had not elected S-Corporation status. Pro forma net income for the year ended December 31, 2007 reflects an additional income tax provision of approximately $444,000.

8. SALE OF COMPANY:

Effective December 31, 2007, the stockholders of the Company sold all of the issued and outstanding capital stock to Orbit International Corp. ("Orbit"). The total transaction value was approximately $6.4 million consisting of $5.4 million in cash, of which $4.5 million was funded by a term loan, and approximately 120,000 shares of Orbit stock valued at approximately $1.0 million. Additionally there is a contingent earn-out of $1.0 million payable over the next three years based on the Company's ability to attain certain revenue levels over the three years. Orbit plans to keep the Company's operations in Louisville, Kentucky and the Company has become part of Orbit's Electronics Segment.